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                                 Exhibit 99.C1

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 20, 1998 accompanying the financial statements of The Manufacturers Life Insurance Company of America and to the use of our report dated January 30, 1998 accompanying the financial statements of Separate Account Three of The Manufacturers Life Insurance Company of America, in Post-Effective Amendment No. 7 to the Registration Statement No. 33-77256 on Form S-6 and related prospectus of Separate Account Three of The Manufacturers Life Insurance Company of America.


Philadelphia, Pennsylvania                            /s/ Ernst & Young LLP
April 24,1998